Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-74062 and 333-222128) on Form S-8 of our report dated August 13, 2020, appearing in this Annual Report on Form 11-K of the Team, Inc. Salary Deferral Plan and Trust for the year ended December 31, 2019.

/s/ Melton & Melton, L.L.P.
Houston, Texas
August 13, 2020